UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report

(Date of earliest event reported)  March 25, 2008

MICRO COMPONENT TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-22384	41-0985960
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification No.)

2340 West County Road C, St. Paul, Minnesota 55113

(651) 697-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simutaneously satify the filing obligation of the registrant under any of the following provision:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CRF 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CRF 240.13e-4(c))

ITEM 1.01                                  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 25, 2008, the Company received a Waiver of Registration Rights from Laurus Master Fund, Ltd. and its affiliates (“Laurus”), the Company’s secured lender, in which Laurus irrevocably waived its rights to require the Company to maintain a registration statement in effect with the Securities and Exchange Commission, or any state securities commission, covering the sale by Laurus of any options, notes, convertible securities, or shares issuable thereunder.  Laurus also waived any financial penalty that may have already accrued due to the Company’s failure to maintain a registration statement in effect prior to the date of the Waiver.

On March 25, 2008, the Company also entered into an agreement with Laurus which deferred the beginning date for the $100,000 monthly payments on the $800,000 over-advance in excess of the borrowing base on the working capital line of credit from from February 28, 2008 to May 1, 2008.

ITEM 9.01          FINANCIAL STATEMENTS AND EXHIBITS

(d)                                                         Exhibits

10.1                                                   Waiver of Registration Rights with Laurus Master Fund, Ltd., Laurus Capital Management, LLC, Valens U.S. SPV I, Ltd.,, Valens Offshore SPV I, Ltd., Valens Capital Management, LLC and Psource Structured Debt Limited dated March 14, 2008 (filed herewith).

10.2                                                   Amended and Restated Overadvance Letter dated March 12, 2008  (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRO COMPONENT TECHNOLOGY, INC.
(Registrant)

Date: March 27, 2008

By:	/s/ Bruce R. Ficks
(Bruce R. Ficks, Chief Financial Officer)

EXHIBIT INDEX

Ex. No.	Description

10.1

Waiver of Registration Rights with Laurus Master Fund, Ltd., Laurus Capital Management, LLC, Valens U.S. SPV I, Ltd.,, Valens Offshore SPV I, Ltd., Valens Capital Management, LLC and Psource Structured Debt Limited dated March 14, 2008.

10.2	Amended and Restated Overadvance Letter dated March 12, 2008.